UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8K-A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2018

CHERUBIM INTERESTS, INC.

(Exact Name of Registrant as Specified in Charter)

Wyoming	333-150061	98-0585268
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

1304 Norwood Dr. Bedford Texas	76022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 842-8872

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1. 01 Entry into a Material Definitive Agreement.

On January 9, 2018 (the “Closing Date”), Cherubim Interests, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA” filed as Exhibit 2.1) by and among the Company, and NVC Fund, LLC, a Delaware limited liability company ("NVC"), and issuer of AAA rated trust units, CUSIP No. 62944AAA4. Pursuant to the Agreement, the Company agreed to purchase Five Thousand One Hundred Fourteen (5,114) Trust Units (the “Units”) in exchange for One Hundred Million (100,000,000) shares of the Company’s Series B Preferred Stock, valued at $2.50 per share, or an aggregate value of Two Hundred Fifty Million Dollars ($250,000,000).

The companies have scheduled an escrow closing with Transfer Online for the transfer of securities. Escrow is yet to be closed and the trust units have not yet been issued to the company at this time.

In addition, the Company is obligated within 90 days to make a one percent (1%) interest payment, payable in cash via 25% of the proceeds of every Put. The Company is entitled at its discretion to demand equity investments (the “Put” or “Puts”) by GHS Investments during the contract period, pursuant to which the Company will issue Common Stock to GHS Investments with an aggregate Purchase Price equal to the value of the Put, subject to a price per share calculation based on the Market Price. The maximum dollar amount of each Put will not exceed two hundred percent (200%) of the average of the daily trading dollar volume for the Company’s Common Stock during the ten (10) trading days preceding the Put Date. No Put will be made in an amount greater than two hundred and fifty thousand dollars ($250,000). Puts are further limited to GHS Investments owning no more than 9.99% of the outstanding stock of the Company at any given time.

The remaining 9% interest will be payable in cash and/or the equivalent at the end of each calendar year.

Further, the Company commits to raising One Hundred Million Dollars ($100,000,000) in financing via S-1 Registration Statement, IPO, or any other alternative financing method available to the company for investment into building self-sustaining intentional communities. As an institutional investor, the company has no role in the launching of Saint James Holding and Investment Company Trust, Self-Sustaining Intentional Communities, or SJT Coin Securities, which was registered with the Securities and Exchange Commission on March 9, 2018. https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001734077&owner=exclude&count=40. Currently, the Company is dependent upon additional financing to purchase SJT coins and has not entered into any definitive agreements to purchase SJT coins.

Finally, upon Closing, NVC and SJT shall each appoint one (1) individual to the board of directors of the Company.

The foregoing descriptions of the terms of the SPA are qualified in their entirety by reference to the provisions of the SPA filed as Exhibit 2.1 to this Report, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1 Securities Purchase Agreement. dated January 9, 2018.

2.2 Memorandum of Understanding. dated January 5, 2018

2.3 NVC Fund Trust Valuation Statement dated October 5, 2017.

2.4 NVC Fund Holding Trust Corporate Rating Report dated October 15, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHERUBIM INTERESTS, INC.

Date: March 19, 2018
By: /s/ Patrick Johnson
Patrick Johnson
Chief Executive Officer